UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2009

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia		125124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 31, 2009, each of Domashny Network and DTV Network, two of CTC Media’s principal operating subsidiaries, entered into amended agreements, each dated as of August 6, 2009, with Video International.  Under these amended agreements, Video International will continue to serve as the exclusive advertising sales house for each network through the end of 2014.  Each of the new agreements will become effective on January 1, 2010, upon expiration of the existing agreements with Video International.

Under the terms of the amended agreements, Domashny Network and DTV Network will continue to pay Video International a fixed commission of 12% of their gross advertising sales.  This commission will also be applicable to sponsorship advertising revenue under both agreements (as is currently the case with Domashny, but not DTV).  Video International will continue to guarantee the payment of any unpaid debt of advertising clients to the extent that such debt has been outstanding for at least 180 days and exceeds, in the aggregate, 0.05% of the aggregate gross advertising revenues of Domashny Network or DTV Network for the year.  These guarantees will not be applicable in the event of a material downturn in the Russian economy or the cessation of foreign currency trading in Russia for more than 90 days.

As is the case under the existing agreement, the amended Domashny agreement will be terminable upon 180 days’ notice by either party. As compensation for early termination, the terminating party must generally pay the other party an amount equal to the commission that was paid for the six-month period preceding the termination date.  If, however, the new agreement is terminated upon six-months’ notice by either party as of January 1 of any year, no termination fee is payable.

The amended DTV agreement will be terminable upon 180 days’ notice by either party. As compensation for early termination, the terminating party must generally pay the other party an amount equal to the commission that was paid for the six-month period preceding the termination date. The existing DTV Network agreement, prior to the amendment, is terminable upon 90 days’ notice by either party and, as compensation for early termination, the terminating party must generally pay the other party an amount equal to the commission that was paid for the twelve-month period preceding the termination date.

Concurrently with entering into new agreements for the Domashny Network and DTV Network, CTC Media, Inc. and Video International amended the terms of the existing agreement relating to CTC Network, another of CTC Media, Inc.’s principal operating subsidiaries.  The material terms and conditions of the agreement, such as the commission rate, guarantee of unpaid debt of advertising clients, duration and termination provisions, were unchanged by the amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: September 4, 2009	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Financial Officer